As filed with the Securities and Exchange Commission on April 29, 2009

Registration No. 333-141356

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HAYES LEMMERZ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	32-0072578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15300 Centennial Drive
Northville, Michigan 48168
(734) 737-5000
(Address and telephone number, including area code, of principal executive offices)

Patrick C. Cauley
Vice President, General Counsel & Secretary
Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48168
(734) 737-5000
(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:

Robert B. Pincus, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899-0636 (302) 651-3000

Date of commencement of sale to the public: Not Applicable
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-141356) previously filed by Hayes Lemmerz International, Inc., a Delaware corporation (the “Registrant”), on March 16, 2007, as amended by Amendment No. 1 to Form S-3 filed on May 25, 2007 (as so amended, the “Registration Statement”). The Registration Statement registered 4,038,462 shares of common stock, par value $0.01 per share, for resale by the selling stockholders named therein.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-141356) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, in the State of Michigan, on the 29th day of April, 2009.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Chief Executive Officer	April 29, 2009
Curtis J. Clawson	(Principal Executive Officer)

/s/ Mark A. Brebberman	Vice President and Chief Financial Officer	April 29, 2009
Mark A. Brebberman	(Principal Financial Officer)

/s/ David Jorgensen	Corporate Controller	April 29, 2009
David Jorgensen	(Principal Accounting Officer)

*	Director	April 29, 2009
William H. Cunningham

*	Director	April 29, 2009
Cynthia Feldmann

*	Director	April 29, 2009
George T. Haymaker

*	Director	April 29, 2009
Mohsen Sohi

*	Director	April 29, 2009
Henry D. G. Wallace

*	Director	April 29, 2009
Richard F. Wallman

*By: /s/ Patrick C. Cauley
Patrick C. Cauley
Attorney-in-Fact

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